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     Because  the  electronic  format  of filing  Form  N-SAR  does not  provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Short Intermediate Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      1,666,112         0.12             14,305,696        6.13


     Class B      191,214  0.09             1,932,736         6.13


     Class C      415,262  0.09             4,116,659         6.13


     Class I      23,451,929        0.12             187,749,046       6.13


     Class IS     324,771  0.11             2,744,993         6.13





     Evergreen Limited Duration Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A          79,791        0.14                484,648        10.23


     Class B          81,882        0.10                747,171        10.23


     Class C          169,499       0.10             1,446,851         10.23


     Class I         5,903,577       0.15               36,470,552     10.23


     Class IS         268,524       0.14              1,431,665        10.23




















     Evergreen Adjustable Rate Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      19,085,365        0.15             115,324,567       9.41


     Class B      8,503,701         0.11             69,965,025        9.41


     Class C      21,914,371        0.11             170,226,039       9.41


     Class I      45,421,246        0.16             264,837,095       9.41


     Class IS     11,844,432        0.15             69,793,957        9.41